UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 3, 2008

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT		06001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

(d) Pursuant to the provisions of the 2006 Director Equity Compensation Plan( the “ Director Plan”) and authority previously granted by the Board of Directors (the “Board”), the Compensation Committee of the Board granted to William Forrest on January 3, 2008, 606 shares of restricted common stock of the Company and options to purchase 5,451 shares of the Company’s common stock with an exercise price equal to the closing price of $46.52 per share of the Company’s common stock on the NASDAQ Stock Market on January 3, 2008.  The award to Mr. Forrest is in connection with his appointment to the Board on July 25, 2007 and represents an annual director equity award prorated based upon his beginning of service on the Board on such date.  Pursuant to the provisions of the Director Plan, a new director whose service commences after the date of an annual meeting of shareholders may be awarded a pro-rated grant of restricted stock and stock options. The restricted stock and options awarded to Mr. Forrest will vest on May 15, 2008, the vesting date for the 2007 annual grant of equity to existing directors of the Company on May 15, 2007, the date of the 2007 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

	By:	/s/ Mark S. Demilio
Date: January 4, 2008		Name: Mark S. Demilio
		Title:	Executive Vice President and
Chief Financial Officer